UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2006

EnPro Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	001-31225	01-0573945
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina		28209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-731-1500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On March 23, 2006, a three-judge panel of the Ohio Court of Appeals unanimously reversed a $6.4 million verdict entered against our subsidiary, Garlock Sealing Technologies LLC, and granted a new trial. The verdict was originally entered in favor of the plaintiff in Cuyahoga County Court in November 2003. The plaintiff brought suit against Garlock on behalf of her husband, who died of mesothelioma in 2000.

In connection with the reversal, Garlock will not be required to renew an appeal bond previously posted in the amount of $5.6 million. Cash collateral in that amount, which was required by the bonding company, will be returned to Garlock.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnPro Industries, Inc.

April 3, 2006	By:	Richard L. Magee

Name: Richard L. Magee
Title: Senior Vice President, General Counsel and Secretary